UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2015, a subsidiary (“Borrower”) of SolarCity Corporation (“SolarCity”) entered into a term loan financing (the “Loan”) with Bank of America, N.A., acting as lender, administrative agent and collateral agent. The Loan is financed against certain distributions from certain subsidiaries (“Borrower Subsidiaries”) that have either entered into partnerships with tax equity investors or are lessor under a master lease with tax equity investors. The Loan matures on September 30, 2015.  The Loan is an aggregation facility backed by high quality, long-term customer receivables.

The Loan allows Borrower to borrow up to $79,000,000.

Interest Rate. Borrowings under the Loan bear interest at a rate per annum equal to an applicable margin of 3.50% plus (i) the base rate or (ii) LIBO rate for the applicable interest period, depending on the type of borrowing.

Mandatory Prepayments. The Loan requires Borrower to repay a portion of the borrowings upon (i) the discovery that certain representations made around the Borrower Subsidiaries and certain of its assets were inaccurate when made and such inaccuracy is expected to result in a material deficiency on distributions from such Borrower Subsidiary, (ii) the occurrence of certain events with respect to a Borrower Subsidiary or (iii) the failure of Borrower to pledge certain assets to the collateral agent.  The amount of the repayment shall be based on the amount of the borrowing affected by the events set forth in (i), (ii) or (iii), as applicable.

Voluntary Prepayments. Borrower is permitted to voluntarily prepay any outstanding amounts under the Loan at any time without premium or penalty, other than customary “breakage” costs.

Final Maturity. The entire principal amount is due on September 30, 2015.

Security. All obligations under the Loan are secured, subject to certain exceptions, by first-priority liens on the distributions from Borrower Subsidiaries and Borrower’s bank accounts into which such distributions are deposited, a first-priority pledge by Borrower’s direct parent of all the membership interests in Borrower, a first-priority pledge by Borrower of all the membership interests held by Borrower in the Borrower Subsidiaries, and certain related collateral. The Loan is not secured by any lien on the solar systems.

Certain Other Provisions. The Loan contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of Borrower to: (i) incur additional indebtedness; (ii) pay dividends on the equity interests of Borrower or redeem, repurchase or retire the equity interests of Borrower; (iii) make investments, acquisitions, loans and advances; (iv) engage in non-ordinary course, non-arm’s length transactions with affiliates; (v) sell, transfer or otherwise dispose of assets; (vi) materially alter the business it conducts; (vii) change its fiscal year; (viii) consolidate, merge, liquidate or dissolve; (ix) grant liens; (x) restrict the ability of Borrower Subsidiaries to make distributions; and (xi) effect certain amendments to organizational documents and certain documents related to the Borrower Subsidiary and its respective tax equity fund.

In addition to the foregoing negative covenants, the loan agreement governing the Loan also contains certain customary representations and warranties, affirmative covenants, including special purpose entity covenants, and events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Brad W. Buss
Brad W. Buss
Date: April 6, 2015		Chief Financial Officer